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Exhibit 10.1

TERMINATION BENEFITS AGREEMENT

        THIS TERMINATION BENEFITS AGREEMENT ("AGREEMENT") is dated as of                                      (the "EFFECTIVE DATE") by and between Haynes International, Inc., a Delaware corporation (the "COMPANY"), and                         , an individual residing in the State of                          (the "EMPLOYEE").

WITNESSETH

        WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to the Employee in connection with employment by the Company and due to Employee's responsibility for policy-making functions within the Company and in exchange for the Employee's agreements in Sections 6 and 7 hereof;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

AGREEMENT

        1.     TERM OF AGREEMENT.    This Agreement shall commence as of the Effective Date and shall continue in effect until                                     ; provided, however, that commencing on                                      (the "RENEWAL DATE") and on each two-year anniversary thereafter, the term of this Agreement shall automatically be extended for two (2) years (until the two-year anniversary of the Renewal Date next following) unless either the Company or the Employee shall have given written notice to the other at least sixty (60) days prior thereto that the term of this Agreement shall not be so extended (the "TERM").

        2.     TERMINATION BENEFITS.

  a.
  If, during the Term of this Agreement, the Employee's employment with the Company shall be terminated, the Employee shall be entitled to receive the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices or as required by law):

  i.
  TERMINATION WITHOUT CAUSE, FOR GOOD REASON, OR DUE TO DISABILITY OR DEATH.    If the Employee's employment with the Company shall be terminated by the Company without Cause, by the Employee for Good Reason, or by reason of the Employee's Disability or death:

  1.
  the Employee or the Employee's heirs, estate, personal representative or legal guardian, as appropriate, shall be entitled to receive a lump sum cash payment equal to the sum of:

  a.
  the Employee's accrued but unpaid Base Salary through the Date of Termination;

  b.
  any accrued but unpaid compensation, including but not limited to any unpaid bonus compensation and reimbursement, in accordance with the then prevailing reimbursement practices of the Company, for all reasonable and customary business expenses incurred by the Employee in connection with his employment by the Company as of the Date of Termination; and

  c.
  a bonus for the fiscal year in which the Date of Termination occurs in an amount equal to the Employee's target bonus for such fiscal year under the bonus or incentive compensation plan maintained by the Company, calculated as if the Employee earned one hundred percent (100%) of such target bonus (the "SEVERANCE BONUS"), multiplied by a fraction, the numerator of which is the number of days the Employee worked in the fiscal year in which the Date of Termination occurs and the denominator of which is three hundred sixty five (365); and

      2.
      a.
      on a termination of employment by the Company without Cause or by the Employee for Good Reason, any unvested stock options held by the Employee will terminate immediately and all vested stock options held by the Employee will remain exercisable for six (6) months following the Date of Termination, but in no event later than the expiration date of the stock options as specified in the applicable grant letter, and

      b.
      upon a termination of employment by reason of the Employee's Disability or death, any unvested stock options held by the Employee will vest immediately and all options held by the Employee will remain exercisable for six (6) months from the Date of Termination, but in no event later than the expiration date of such stock options as specified in the applicable grant letter.

    ii.
    TERMINATION FOR CAUSE, WITHOUT GOOD REASON, OR DUE TO RETIREMENT.    If the Employee's employment with the Company shall be terminated by the Company for Cause, by the Employee without Good Reason, or by reason of the Employee's Retirement:

    1.
    the Employee shall be entitled to receive a lump sum cash payment equal to the sum of:

    a.
    the Employee's accrued but unpaid Base Salary through the Date of Termination; and

    b.
    any accrued but unpaid compensation, including but not limited to any unpaid bonus compensation and reimbursement, in accordance with the then prevailing reimbursement practices of the Company, for all reasonable and customary business expenses incurred by the Employee in connection with his employment by the Company as of the Date of Termination; and

    2.
    a.
    upon a termination of employment by the Company for Cause or by the Employee without Good Reason, all vested and unvested stock options held by the Employee shall terminate immediately, and

    b.
    upon the Employee's Retirement, all unvested stock options held by the Employee shall terminate immediately and any vested stock options held by the Employee shall remain exercisable for six (6) months following the Date of Termination but in no event later than the expiration date of such stock options as specified in the applicable grant letter.

    iii.
    TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL.    If the Employee's employment with the Company shall be terminated by the Company without Cause or by the Employee for Good Reason within twelve (12) months following a Change in Control and during the Term of this Agreement (including any extensions or deemed extensions thereof as provided in SECTION 1 above):

    1.
    the Employee shall be entitled to receive a lump sum cash payment equal to the sum of:

    a.
    the Employee's accrued but unpaid Base Salary through the Date of Termination;

    b.
    the Employee's Base Salary that would be payable for the period from the Date of Termination through the first (1st) anniversary thereof (the "SEVERANCE PERIOD");

        c.
        any accrued but unpaid compensation, including but not limited to any unpaid bonus compensation and reimbursement, in accordance with the then prevailing reimbursement practices of the Company, for all reasonable and customary business expenses incurred by the Employee in connection with his employment by the Company as of the Date of Termination; and

        d.
        the Severance Bonus;

      2.
      any unvested stock options held by the Employee will vest immediately and all stock options held by the Employee will remain exercisable for one (1) year from the Date of Termination, but in no event later than the expiration date of the stock options as specified in the applicable grant letter; and

      3.
      a.
      Continued Health Benefits.    The Employee (and his or her eligible dependents) may be entitled to elect to continue medical, hospitalization and dental coverage under the Company's group medical, hospitalization and dental benefit plans on a self-pay basis in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If the Employee is eligible and timely elects COBRA coverage for himself or herself and/or his or her eligible dependents, during the Severance Period, the Employee shall continue to receive the medical, hospitalization and dental coverage in effect on the date of the Employee's Date of Termination for himself or herself and, where applicable, his or her spouse and dependents, at the same premium rates as may be charged from time to time to similarly situated employees of the Company generally, as if the Employee had continued in employment during such period; provided, however, that in order to receive such subsidized continued coverage, the Employee shall be required to pay to the Company (or its designee) at the same time that premium payments are due for the month an amount equal to the full monthly premium payments required for such COBRA coverage. The Company shall reimburse the Employee monthly the premium amount paid by the Employee, less the premium rate charged to similarly situated active employees for such coverage (the "Health Payment"), no later than the next payroll date of the Company that occurs after the date the premium for the month is paid by the Employee. In addition, on each date on which the monthly Health Payments are made, the Company shall pay to the Employee an additional amount equal to the assumed federal, state and local income and payroll taxes that the Employee incurs on each monthly Health Payment, which the Parties agree shall equal forty percent (40%), with the additional amount determined by subtracting the amount of the Health Payment from the quotient of the Health Payment divided by sixty percent (60%) (the "Health Gross-up Payment"). The COBRA health continuation period under section 4980B of the Code shall run concurrently with the period of continued health coverage following the Employee's Date of Termination. The Health Payment paid to the Employee during the period of time during which the Employee would be entitled to continuation coverage under the Company's group health plan under COBRA is intended to qualify for the exception from deferred compensation as a medical benefit provided in accordance with the requirements of Treas. Reg. §1.409A-1(b)(9)(v)(B). The Health Payment and the Health Gross-up Payment shall be reimbursed to the Employee in a manner that complies with the requirements of Treas. Reg. §1.409A-3(i)(1)(iv). Notwithstanding the foregoing, the Company's obligation to pay a monthly Health Payment to the Employee shall cease on the date when the Employee becomes eligible for such coverage offered by another employer. All other provisions of the Employee's (and his or her covered eligible dependents') COBRA coverage (including, without limitation, any applicable co-payments, deductibles and other out-of-pocket expenses) will be in accordance with the applicable plan in effect for similarly situated active employees of the Company or an affiliate, as applicable.

        b.
        Continued Life Insurance Benefits.    The Employee shall be entitled to receive a lump sum cash payment in an amount equal to the cost the Company would have incurred for non-voluntary life insurance coverage under its life insurance plan for the twelve (12) months following the Employee's Date of Termination (had the Employee remained employed for such period), in excess of the then current aggregate premium or other amount payable generally by similarly situated plan participants for such coverage (the "Life Insurance Payment"). In addition, the Company shall pay to the Employee an additional amount equal to the federal, state and local income and payroll taxes that the Employee incurs on such payment, which the Parties agree shall equal forty percent (40%), with the additional amount determined by subtracting the amount of the Life Insurance Payment from the quotient of the Life Insurance Payment divided by sixty percent (60%) (the "Life Insurance Gross-up Payment").

  b.
  The Employee shall not be required to mitigate the amount of any payment provided for in this SECTION 2 by seeking other employment or otherwise, nor, except as provided in SECTION 2(a)(iii)(3)(a) above, shall the amount of any payment or benefit provided for in SECTION 2 be reduced by any compensation earned by the Employee or benefit made available to the Employee as the result of employment by another employer after the Date of Termination or otherwise.

  c.
  For purposes of this Agreement, the following definitions shall apply:

  i.
  "DISABILITY" means the Employee is totally and permanently disabled as defined in the Haynes International, Inc. Pension Plan.

  ii.
  "RETIREMENT" means the voluntary retirement of the Employee after having reached age fifty-five (55) and having completed at least five (5) years of service with the Company, but in no event prior to                                     .

  iii.
  A termination for "CAUSE" means a termination by reason of the good faith determination of the Company's Board of Directors (the "BOARD") that the Employee (1) continually failed to substantially perform his duties with the Company (other than a failure resulting from the Employee's medically documented incapacity due to physical or mental illness), including, without limitation, repeated refusal to follow the reasonable directions of the Company's Chief Executive Officer, knowing violation of the law in the course of performance of the Employee's duties with the Company, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company's premises during regular business hours, (2) engaged in conduct which constituted a material breach of SECTION 6 or SECTION 7 of this Agreement, (3) was indicted (or equivalent under applicable law), convicted of, or entered a plea of nolo contendere to the commission of a felony or crime involving dishonesty or moral turpitude, (4) engaged in conduct which is demonstrably and materially injurious to the financial condition, business reputation, or otherwise of the Company or its subsidiaries or affiliates, or (5) perpetuated a fraud or embezzlement against the Company or its subsidiaries or affiliates, and in each case the particular act or omission was not cured, if curable, in all material respects by the Employee within thirty (30) days after receipt of written notice from the Board which shall set forth in reasonable detail the nature of the facts and circumstances which constitute Cause. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the Board. If the Company has reasonable belief that the Employee has committed any of the acts described above, it may suspend the Employee (with or without pay) while it investigates whether it has or could have Cause to terminate the Employee. The Company may terminate the Employee for Cause prior to the completion of its investigation; provided, that, if it is ultimately determined that the Employee has not committed an act which would constitute Cause, the Employee shall be treated as if he were terminated without Cause.

    iv.
    A "NOTICE OF TERMINATION" means a notice which shall indicate the specific termination provision in this Agreement which is applicable and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination. Any purported termination by the Company or by the Employee shall be communicated by written notice of termination to the other party hereto in accordance with SECTION 6 hereof.

    v.
    "DATE OF TERMINATION" means (i) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (ii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination without Cause shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if within thirty (30) days after any such Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).

    vi.
    "BASE SALARY" means the annual base salary of the Employee from the Company, but determined without regard to any salary reduction agreement of the Employee under Sections 401(k) and 125 of the Internal Revenue Code of 1986, as amended (the "CODE"), (or corresponding provisions of subsequent federal income tax laws) or any salary deferral agreement of the Employee under any non-qualified deferred compensation program that may be available to the Employee from time to time, and excludes (i) incentive or additional cash compensation; (ii) any amounts included in income because of Sections 79 or 89 of the Code; and (iii) any amounts paid to the Employee for reimbursement for expenses or discharging tax liabilities.

    vii.
    "GOOD REASON" shall mean the occurrence, during the Term of this Agreement, of any of the following actions or failures to act, but in each case only if it is not consented to by the Employee in writing: (i) a material adverse change in the Employee's duties, reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change; or (ii) a material reduction by the Company in the Employee's Base Salary or annual bonus opportunity in effect immediately prior to the effective date of such reduction, not including any reduction resulting from changes in the market value of securities or other instruments paid or payable to the Employee. For purposes of this definition, none of the actions described in clauses (i) and (ii) above shall constitute "Good Reason" with respect to the Employee if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by the Employee (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided, that "GOOD REASON" shall cease to exist for any action described in clauses (i) and (ii) above on the sixtieth (60th) day following the later of the occurrence of such action or the Employee's knowledge thereof, unless the Employee has given the Company written notice thereof prior to such date.

    viii.
    "CHANGE IN CONTROL" shall mean the first to occur of the following: (i) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities); (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

    ix.
    "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

    x.
    "PERSON" shall, except for purposes of SECTION 8 of this Agreement, have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any subsidiary of the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        3.     SUCCESSORS; BINDING AGREEMENT.

  a.
  This Agreement shall be binding on the Company and any successor to all or substantially all of its business or assets. Without limiting the effect of the prior sentence, the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, the "COMPANY" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement or which is otherwise obligated under this Agreement by the first sentence of this SECTION 3, by operation of law or otherwise.

  b.
  This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such devisee, legatee or designee, to the Employee's estate.

        4.     TIMING OF PAYMENT AND RELEASE.

  a.
  As a condition of receiving from the Company the payments and benefits provided for hereunder, which the Employee otherwise would not be entitled to receive, the Employee understands and agrees that, on the Date of Termination, he will be required to execute a release of all claims against the Company in substantially the form attached hereto as EXHIBIT 1 (the "RELEASE") as may be modified by the Company in good faith to reflect changes in law or its employment practices. The Employee acknowledges that he has been advised in writing to consult with an attorney prior to executing the Release. The Employee agrees that he will consult with his attorney prior to executing the Release. The Employee and the Company agree that the Employee has a period of seven (7) days following the execution of the Release within which to revoke the Release. The parties also acknowledge and agree that the Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of the Release (the "RELEASE EFFECTIVE DATE").

  b.
  The Company shall make all payments required under this Agreement within five (5) business days following the Release Effective Date.

  c.
  The Employee understands that as used in this SECTION 4, the "COMPANY" includes its past, present and future officers, directors, trustees, shareholders, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the Company, and any other persons related to the Company.

  d.
  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not affect the Company's right or ability to terminate the employment of the Employee, subject to any other written contract between the Company and the Employee to the contrary.

  e.
  The Employee agrees that execution and delivery to the Company of any release or disclaimer agreement requested by the Company which is consistent with the provisions of this SECTION 4 and the passage of all necessary waiting periods in connection therewith shall be a condition to the receipt of any payment or benefits to be provided by the Company following the termination of the Employee's employment with the Company.

        5.     NOTICES.    For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

        6.     CONFIDENTIALITY.    For purposes of this SECTION 6, the term "COMPANY" shall include, in addition to the Company, its affiliates, subsidiaries and any of their respective predecessors, successors and assigns. The term "COMPANY'S BUSINESS" shall mean the business of developing, manufacturing, selling or distributing high-performance alloys for service in severe corrosion and high temperature applications.

  a.
  CONFIDENTIAL INFORMATION.    As used in this Agreement, "CONFIDENTIAL INFORMATION" means any and all confidential, proprietary or other information, whether or not originated by the Employee or the Company, which is in any way related to the past or present Company's Business and is either designated as confidential or not generally known by or available to the public. Confidential Information includes, but is not limited to (whether or not reduced to writing or designated as confidential) (i) information regarding the Company's existing and potential customers and vendors; (ii) any contacts (including the existence and contents thereof and parties thereto) to which the Company is a party or is bound; (iii) information regarding products and services being purchased or leased by or provided to the Company; (iv) information received by the Company from third parties under an obligation of confidentiality, restricted, disclosure or restricted use; (v) personnel and financial information of the Company; (vi) information with respect to the Company's products, services, facilities, business methods, systems, trade secrets, technical know-how, and other intellectual property; (vii) marketing and developmental plans and techniques, price and cost data, forecasts and forecast assumptions, and potential strategies of the Company; and (viii) any other information relating to Company which was obtained by the Employee in connection with his employment by the Company, whether before, on or after the Effective Date.

  b.
  NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION.    The Employee acknowledges that the Confidential Information of the Company is a valuable, unique asset of the Company and the Employee's unauthorized use or disclosure thereof could cause irreparable harm to the Company for which no remedy at law could be adequate. Accordingly, the Employee agrees that the Employee shall hold all Confidential Information of the Company in strict confidence and solely for the benefit of the Company, and that he shall not, directly or indirectly, disclose or use or authorize any third party to disclose or use any Confidential Information, except (i) as required for the performance of the Employee's duties hereunder, (ii) with the express written consent of the Company, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Employee's breach of any of his obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Employee shall cooperate with the Company in attempting to keep such information confidential. The Employee shall follow all Company policies and procedures to protect all Confidential Information and take any additional precautions necessary to preserve and protect the use or disclosure of any Confidential Information at all times.

  c.
  OWNERSHIP OF CONFIDENTIAL INFORMATION.    The Employee acknowledges and agrees that all Confidential Information is and shall remain the exclusive property of the Company, whether or not prepared in whole or in part by the Employee and whether or not disclosed to or entrusted to the custody of the Employee. Upon the termination or resignation of his employment by the Company, or at any other time at the request of the Company, the Employee shall promptly deliver to the Company all documents, tapes, disks, or other storage media and any other materials, and all copies thereof in whatever form, in the possession of the Employee pertaining to the Company's Business, including, but not limited to, any containing Confidential Information.

  d.
  SURVIVAL.    The Employee's obligations set forth in this SECTION 6, and the Company's rights and remedies with respect hereto, shall indefinitely survive the termination of this Agreement and the Employee's employment by the Company, regardless of the reason therefor.

        7.     RESTRICTIVE COVENANTS.    For purposes of this SECTION 7, the term "COMPANY" shall include, in addition to the Company, its affiliates, subsidiaries and any of their respective predecessors, successors and assigns.

  a.
  NON-COMPETITION.    During the Restricted Period and within the Restricted Area (each as defined in subsection (c) below), the Employee shall not, directly or indirectly, perform on behalf of any Competitor (as defined in subsection (c) below) the same or similar services as those that the Employee performed for the Company during the Employee's employment by the Company or otherwise. In addition, the Employee shall not, during the Restricted Period or within the Restricted Area, directly or indirectly engage in, own, manage, operate, join, control, tend money or other assistance to, or participate in or be connected with (as an officer, director, member, manager, partner, shareholder, consultant, employee, agent, or otherwise), any Competitor.

  b.
  NON-SOLICITATION.    During the Restricted Period, the Employee shall not, directly or indirectly, for himself or on behalf of any Person (as defined in subsection (c) below), (i) solicit or attempt to solicit any Customers (as defined in subsection (c) below) or prospective Customers with whom the Employee had contact at any time during the Employee's employment by the Company; (ii) divert or attempt to divert any business of the Company to any other Person; (iii) solicit or attempt to solicit for employment, endeavor to entice away from the Company, recruit, hire, or otherwise interfere with the Company's relationship with, any Person who is employed by or otherwise engaged to perform services for the Company (or was employed or otherwise engaged to perform services for the Company, as of any given time, within the immediately preceding twenty-four (24) month period); (iv) cause or assist, or attempt to cause or assist, any employee or other service provider to leave the Company; or (v) otherwise interfere in any manner with the employment or business relationships of the Company or the business or operations then being conducted by the Company.

  c.
  DEFINITIONS.    For purposes of this SECTION 7, the following definitions have the following meanings:

  i.
  "COMPETITOR" means any Person that engages in a business that is the same as, or similar to, the Company's Business.

  ii.
  "CUSTOMER" means any Person which, as of any given date, used or purchased or contracted to use or purchase any services or products from the Company within the immediately preceding twenty-four (24) month period.

  iii.
  "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or any governmental agency, officer, department, commission, board, bureau, or instrumentality thereof,

  iv.
  "RESTRICTED AREA" means, because the market for the Company's Business is global, or has the potential of being global, and is not dependent upon the physical location or presence of the Company, the Employee, or any individual or entity that may be in violation of this Agreement, the broadest geographic region enforceable by law (excluding any location where this type of restriction is prohibited by law) as follows: (A) everywhere in the world that has access to the Company's Business because of the availability of the Internet; (B) everywhere in the world that the Employee has the ability to compete with the Company's Business through the Internet; (C) each state, commonwealth, territory, province and other political subdivision located in North America; (D) each state, commonwealth, territory and other political subdivision of the United States of America; (E) Indiana and any state in which the Employee has performed any services for the Company; (F) any geographical area in which the Company has performed any services or sold any products; (G) any geographical area in which the Company or any of its subsidiaries have engaged in the Company's Business, which has resulted in aggregate sales revenues of at least $25,000 during any year in the five (5) year period immediately preceding the commencement of the

      Restricted Period; (H) any state or other jurisdiction where the Company had an office at any time during the Employee's employment by the Company; (I) within one hundred (100) miles of any location in which the Company had an office at any time during the Employee's employment by the Company; and (J) within one hundred (100) miles of any location in which the Employee provided services for the Company.

    v.
    "RESTRICTED PERIOD" means the period of time during Employee's employment by the Company plus a period of twelve (12) months from the Date of Termination. In the event of a breach of this Agreement by the Employee, the Restricted Period will be extended automatically by the period of the breach.

  d.
  SURVIVAL.    The Employee's obligations set forth in this SECTION 7, and the Company's rights and remedies with respect thereto, will remain in full force and effect during the Restricted Period and until full resolution of any dispute related to the performance of the Employee's obligations during the Restricted Period.

  e.
  PUBLIC COMPANY EXCEPTION.    The prohibitions contained in this SECTION 7 do not prohibit the Employee's ownership of stock which is publicly traded, provided that (1) the investment is passive, (2) the Employee has no other involvement with the company, (3) the Employee's interest is less than five percent (5%) of the shares of the company, and (4) the Employee makes full disclosure to the Company of the stock at the time that the Employee acquires the shares of stock.

        8.     ASSIGNMENT OF INVENTIONS.    Any and all inventions, improvements, discoveries, designs, works of authorship, concepts or ideas, or expressions whereof, whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, that are conceived or developed by the Employee while employed with the Company and which relate to or result from the actual or anticipated business, work, research or investigation of the Company (collectively, "INVENTIONS"), shall be the sole and exclusive property of the Company. The Employee shall do all things reasonably requested by the Company to assign to and vest in the Company the entire right, title and interest to any such Inventions and to obtain full protection therefor. Notwithstanding the foregoing, the provisions of this Agreement do not apply to an Invention for which no equipment, supplies, facility, or Confidential Information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the Invention relates (i) to the Company's Business, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Employee for the Company.

        9.     REASONABLENESS.    The Employee has carefully considered the nature, extent and duration of the restrictions and obligations contained in this Agreement, including, without limitation, the geographical coverage contained in SECTION 7 and the time periods contained in SECTION 6 and SECTION 7, and acknowledges and agrees that such restrictions are fair and reasonable in all respects to protect the legitimate interests of the Company and that these restrictions are designed for the reasonable protection of the Company's Business.

        10.   REMEDIES.    The Employee recognizes that any breach of this Agreement shall cause irreparable injury to the Company, inadequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Employee agrees that the Company shall be able to seek and obtain injunctive relief in the form of a temporary restraining order, preliminary injunction, or permanent injunction, in each case without notice or bond, against the Employee to enforce this Agreement. The Company shall not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts. To the extent that any damages are calculable resulting from the breach of this Agreement, the Company shall also be entitled to recover damages, including, but not limited to, any lost profits of the Company and/or its affiliates or subsidiaries. For purposes of this Agreement, lost profits of the Company shall be deemed to include all gross revenues resulting from any activity of the Employee in violation of this Agreement and all such revenues shall be held in trust for the benefit of the Company. Any recovery of damages by the Company shall be in addition to and not in lieu of the injunctive relief to which the Company is entitled. In no event will a damage recovery be considered a penalty in liquidated damages. In addition, in any action at law or in equity arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to any damages caused by a breach of this Agreement, all costs and expenses, including, but not limited to, reasonable attorneys' fees, expenses, and court costs incurred by such party in connection with such action or proceeding. Without limiting the Company's rights under this SECTION 10 or any other remedies of the Company, if a court of competent jurisdiction determines that the Employee breached any of the provisions of SECTIONS 6 or 7 of this Agreement, the Company will have the right to cease making any payments or providing any benefits otherwise due to the Employee under the terms and conditions of this Agreement.

        11.   CLAIMS BY THE EMPLOYEE.    The Employee acknowledges and agrees that any claim or cause of action by the Employee against the Company shall not constitute a defense to the enforcement of the restrictions and covenants set forth in this Agreement and shall not be used to prohibit injunctive relief.

        12.   MISCELLANEOUS.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof may have been made by either party which are not expressly set forth in this Agreement.

        13.   APPLICABLE LAW AND FORUM.    This Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the laws of the State of Indiana. The parties agree that any action in law or equity brought by either party arising from or in connection with this Agreement or arising from or in connection with the performance by either party of its obligations hereunder shall be brought only in the United States District Court for the Southern District of Indiana, Indianapolis Division or the Circuit Court of Howard County, Indiana, and the parties hereto consent to the jurisdiction of such forums.

        14.   SEVERABILITY.    If a court having proper jurisdiction holds a particular provision of this Agreement unenforceable or invalid for any reason, that provision shall be modified only to the extent necessary in the opinion of such court to make it enforceable and valid and the remainder of this Agreement shall be deemed valid and enforceable and shall be enforced to the greatest extent possible under the then existing law. In the event the court determines such modification is not possible, the provision shall be deemed severable and deleted, and all other provisions of this Agreement shall remain unchanged and in full force and effect.

        15.   ENFORCEABILITY IN JURISDICTIONS.    The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in SECTIONS 6 and 7 above upon the courts of any state within the geographical scope of such covenants. If the courts of any one or more of such states shall hold any of the previous covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's rights to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

        16.   FAIR DEALING.    The Employee acknowledges that the Company has negotiated this Agreement in good faith and has been fair in its dealing with the Employee. The Employee shall not raise any defense and expressly waives any defense against the Company based upon any alleged breach of good faith or fair dealing by the Company in connection with this Agreement.

        17.   ENTIRE AGREEMENT; RELEASE.    This Agreement constitutes the entire agreement between the parties hereto, and, effective as of the Effective Date, supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof (including, but not limited to, the Severance Agreement). The Employee hereby unconditionally releases and discharges the Company from any and all claims, causes of action, demands, lawsuits or other charges whatsoever, known or unknown, directly or indirectly related to the Severance Agreement arising prior to the Effective Date.

        18.   OPPORTUNITY TO CONSULT COUNSEL.    THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND HAS BEEN GIVEN ADEQUATE OPPORTUNITY, AND HAS BEEN ENCOURAGED BY THE COMPANY, TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE CONCERNING THE TERMS HEREOF BEFORE EXECUTING THIS AGREEMENT.

        19.   COMPLIANCE WITH SECTION 409A OF THE CODE

  a.
  Compliance with Section 409A of the Code.    Termination benefits under this Agreement are intended to be exempt from section 409A of the Code under the "separation pay exception," to the maximum extent applicable. Any payments that qualify for the "short-term deferral" exception or another exception under section 409A of the Code shall be paid under the applicable exception. This Agreement is intended to comply with section 409A of the Code and its corresponding regulations and payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable.

  b.
  Specified Employee.    Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Code, if the Employee is considered a "specified employee" for purposes of section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six (6) months after separation from service pursuant to section 409A of the Code, payment of such amounts shall be delayed as required by section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten (10) days after the end of the six-month period. If the Employee dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Employee's estate within sixty (60) days after the date of the Employee's death.

  c.
  Separation from Service; Characterization of Payments.    All payments to be made upon a termination of employment under this Agreement may only be made upon a "separation from service" under section 409A of the Code. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit."

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duty authorized officer and the Employee has executed this Agreement, each as of the Effective Date.

COMPANY HAYNES INTERNATIONAL, INC.
By:
	Printed:	Marcel Martin
	Title:	Vice President, Finance, CFO
ATTEST
Secretary
EMPLOYEE

Printed:
WITNESS

EXHIBIT 1

RELEASE OF ALL CLAIMS

        In consideration of receiving from Haynes International, Inc. (the "Company") the payments and benefits provided for in that certain Termination Benefits Agreement dated as of                         ,          (the "Agreement") between the Company and the undersigned (the "Employee"), which payments and benefits the Employee was not otherwise entitled to receive, the Employee unconditionally releases and discharges the Company from any and all claims, causes of action, demands, lawsuits or other charges whatsoever, known or unknown, directly or indirectly related to the Employee's employment or termination thereof including any claims under any employee benefit plans of the Company, except for (i) a breach of the Company's obligations under the Agreement, (ii) any claims relating to, or rights of the Employee appurtenant to, any vested benefits under any pension, retirement or similar plan maintained by the Company and (iii) the right of the Employee to elect continuation of group medical and dental benefits for the Employee and his eligible dependents who are qualified beneficiaries under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the Employee's expense, pursuant to COBRA. The claims or actions released herein include, but are not limited to, those based on allegations of wrongful discharge, breach of contract, promissory estoppels, defamation, infliction of emotional distress, and those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability, or any other basis, including, but not limited to, any claim or action under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, rule, ordinance, or regulation as presently enacted or adopted and as each may hereafter be amended.

        With respect to any claim that the Employee might have under the Age Discrimination in Employment Act, of 1967, as amended:

          (i)  The Employee does not waive rights or claims that may arise after the date of this Release of all Claims (the "Release");

         (ii)  The Employee's waiver of said rights or claims under the Age Discrimination in Employment Act of 1967 is in exchange for the consideration reflected in this Release;

        (iii)  The Employee acknowledges that he has been advised in writing to consult with an attorney prior to executing this Release; and

        (iv)  The Employee acknowledges that he has been given a period of at least twenty-one (21) days within which to consider this Release. At the Employee's option and sole discretion, the Employee may waive the twenty-one (21) days. If the Employee elects to waive the twenty-one (21) day review period, the Employee acknowledges and admits that he was given a reasonable period of time within which to consider this Release and his wavier is made freely and voluntarily, without duress or any coercion by any other person.

        The Employee and the Company agree that the Employee has a period of seven (7) days following the execution of this Release within which to revoke the Release. The parties also acknowledge and agree that this Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of this Release.

        The Employee further agrees, in consideration of receiving the payments and benefits provided for in this Agreement, not to initiate or instigate any claims, causes of action or demands against the Company in any way directly or indirectly related to the Employee's employment with the Company or the termination of his employment, except for a breach of the Company's obligations under the Agreement or claims or rights of the Employee relating to any vested pension or retirement benefits, and the Employee agrees to reimburse, defend, and hold harmless the Company against any such claims, causes of action or demands.

        The Employee understands that as used in this Release, "Company" includes its past, present and future officers, directors, trustees, shareholders, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the Company, and any other persons related to the Company.

[SIGNATURE PAGE FOLLOWS]

        THE EMPLOYEE ACKNOWLEDGES THAT HE CAREFULLY HAS READ THIS RELEASE; THAT HE HAS HAD THE OPPORTUNITY TO THOROUGHLY DISCUSS ITS TERMS WITH COUNSEL OF HIS CHOOSING; THAT HE FULLY UNDERSTANDS ITS TERMS AND ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO SIGN THIS RELEASE ARE THOSE STATED AND CONTAINED IN THIS RELEASE; AND THAT HE IS SIGNING THIS RELEASE KNOWINGLY AND VOLUNTARILY. THE EMPLOYEE STATES THAT HE IS IN GOOD HEALTH AND IS FULLY COMPETENT TO MANAGE HIS BUSINESS AFFAIRS AND UNDERSTANDS THAT HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS RELEASE.

EMPLOYEE

Date:
WITNESS:

ACCEPTED AND ACKNOWLEDCGED:
HAYNES INTERNATIONAL, INC.
By:
Name:
Title:
Date:

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  Exhibit 10.1